Exhibit 99.1

Limestone Bancorp Reports 2018 Net Income of $8.8 Million, or $1.23 Per Share

LOUISVILLE, Ky.--(BUSINESS WIRE)--January 23, 2019--Limestone Bancorp, Inc. (NASDAQ: LMST) (“the Company”), parent company of Limestone Bank (“the Bank”), today reported unaudited results for the fourth quarter of 2018. Net income for the fourth quarter of 2018 was $2.4 million, or $0.33 per basic and diluted common share, compared with $33.3 million, or $5.31 per basic and diluted share, for the fourth quarter of 2017. Net income for the year ended December 31, 2018, was $8.8 million, or $1.23 per basic and diluted common share, compared with $38.5 million, or $6.15 per basic and diluted common share, for the year ended December 31, 2017.

Net income before taxes was $10.8 million for the year ended December 31, 2018, compared with $6.6 million for the year ended December 31, 2017. Income tax expense was $2.0 million for 2018 and income tax benefit was $31.9 million for 2017 due to the reversal of the Company’s deferred tax asset valuation allowance and the change in federal corporate tax rates in connection with the enactment of the Tax Cuts and Jobs Act of 2017.

Net Interest Income – Net interest income was $8.7 million for the fourth quarter of 2018, compared to $8.4 million in the third quarter of 2018, and $8.0 million in the fourth quarter of 2017. Average loans increased to $765.5 million for the fourth quarter of 2018, compared with $748.4 million in the third quarter of 2018, and $695.6 million for the fourth quarter of 2017. Net interest margin was relatively stable at 3.46% for the fourth quarter of 2018, compared to 3.45% for the third quarter of 2018, and 3.50% for the fourth quarter of 2017.

The yield on earning assets increased to 4.66% for the fourth quarter of 2018, compared to 4.56% for the third quarter of 2018, and 4.24% for the fourth quarter of 2017. The cost of interest bearing liabilities was 1.46% for the fourth quarter of 2018, compared to 1.32% for the third quarter of 2018, and 0.88% for the fourth quarter of 2017.

Net interest income increased to $33.7 million for the year ended December 31, 2018, compared with $31.1 million for 2017. Average loans increased to $743.4 million for 2018, compared with $667.5 million for 2017. Net interest margin increased to 3.53% for 2018, compared with 3.48% for 2017. The yield on earning assets increased to 4.55% for the year ended December 31, 2018, compared to 4.18% for 2017 and cost of interest bearing liabilities was 1.23% for 2018, compared to 0.83% for 2017.

Provision and Allowance for Loan Losses – Because of improvement in asset quality, the level of net loan recoveries during the period, and management’s assessment of risk in the loan portfolio, a negative provision for loan losses of $500,000 was recorded for the year ended December 31, 2018, compared to a negative provision for loan losses of $800,000 for 2017. No provision was recorded in the fourth quarter of 2018, compared to a negative provision of $800,000 in the fourth quarter of 2017.

The allowance for loan losses to total loans was 1.16% at December 31, 2018, compared to 1.14% at September 30, 2018, and 1.15% at December 31, 2017. Net loan recoveries were $1.2 million for 2018, compared to net loan recoveries of $35,000 for 2017.

Non-performing Assets – Non-performing assets, which include loans on nonaccrual, accruing troubled debt restructurings, loans past due 90 days and still accruing, and other real estate owned (“OREO”), decreased to $6.4 million, or 0.60% of total assets at December 31, 2018, compared with $7.4 million, or 0.70% of total assets at September 30, 2018, and $11.1 million, or 1.14% of total assets, at December 31, 2017. Non-performing loans decreased to $2.9 million, or 0.38% of total loans at December 31, 2018, compared with $3.6 million, or 0.48% of total loans at September 30, 2018, and $6.7 million, or 0.94% of total loans, at December 31, 2017. The decrease from the previous year was primarily driven by $3.6 million in principal payments received on nonaccrual loans, $730,000 of nonaccrual loans migrating to OREO, and $293,000 of charge-offs offset by $1.2 million in loans placed on nonaccrual during 2018.

OREO at December 31, 2018, decreased to $3.5 million, compared with $3.8 million at September 30, 2018, and $4.4 million at December 31, 2017. During the year, the Company sold $876,000 in OREO and acquired $730,000 in new OREO properties. Fair value write-downs arising from changing marketing strategies and new appraisals totaled $850,000 for 2018, compared to $2.0 million for 2017.

Non-interest Income and Expense – Non-interest income increased $375,000 to $5.8 million for the year ended December 31, 2018, compared with $5.4 million for the year ended December 31, 2017. The increase between years was primarily attributable to a $310,000 increase in bank card interchange fees, a $232,000 increase in other non-interest income, and a $102,000 increase in service charges on deposit accounts, partially offset by a reduction in the gain on sales of securities of $294,000.

The $232,000 net increase in other non-interest income for 2018 includes a $150,000 third quarter gain on sale of the Bank’s secondary market residential mortgage servicing rights portfolio, as well as a $632,000 fourth quarter gain on sale of a subdivided lot at the Company’s headquarters, partially offset by a $392,000 fourth quarter impairment charge associated with the transfer of the Bank’s data processing center to Premises Held for Sale.

In December 2018, the Bank completed a core system conversion, which Management believes will provide opportunities for work flow efficiencies and improvements in customer experience. In connection with the completion of the core systems conversion, Management approved the closure of its central data processing facility. Support services personnel will be relocated from the bank-owned data processing facility to other nearby facilities in 2019. In December 2018, the data processing facility was transferred to Premises Held For Sale at fair value, as determined by an independent third party appraisal, less estimated cost to sell. The transfer to held for sale resulted in the $392,000 impairment charge noted above, which is included in other non-interest income. Upon sale of the facility, Management expects to realize annual occupancy expense savings of approximately $200,000.

Non-interest income increased $30,000 to $1.7 million for the fourth quarter of 2018, compared with $1.6 million for the fourth quarter of 2017. The increase was due primarily to a $204,000 increase in other non-interest income as described in the paragraph above and a $170,000 increase in bank card interchange fees, partially offset by a reduction in net gain on sale of securities of $293,000 as compared to 2017.

Non-interest expense decreased $1.6 million to $29.1 million for the year ended December 31, 2018, compared with $30.8 million for the year ended December 31, 2017. The decrease in non-interest expense was due primarily to a $1.1 million decrease in OREO expense and a $855,000 decrease in FDIC insurance attributable to the Bank’s improved risk profile, partially offset by a $399,000 increase in salaries and employee benefits.

Non-interest expense decreased $1.8 million to $7.3 million for the fourth quarter of 2018, compared with $9.1 million for the fourth quarter of 2017. The decrease from the fourth quarter of 2017 was primarily due to a decrease in OREO expense of $1.6 million as well as a decrease in FDIC insurance expense of $239,000 attributable to the Bank’s improved risk profile. This decrease was partially offset by an increase in salaries and employee benefits of $266,000.

Capital – At December 31, 2018, the Bank’s Tier 1 leverage ratio was 9.60%, compared with 8.70% at December 31, 2017, and its Total risk-based capital ratio was 12.88% at December 31, 2018, compared with 11.61% at December 31, 2017. At December 31, 2018, the Company’s Tier I leverage ratio was 9.00%, compared with 7.11% at December 31, 2017, and its Total risk-based capital ratio was 12.23%, compared with 10.55% at December 31, 2017. At December 31, 2018, the Company’s Common equity Tier I risk-based capital ratio was 9.44%, compared with 6.92% at December 31, 2017.

About Limestone Bancorp, Inc.

Limestone Bancorp, Inc. (NASDAQ: LMST) is a Louisville, Kentucky-based bank holding company which operates banking centers in 12 counties through its wholly-owned subsidiary Limestone Bank. The Bank’s markets include metropolitan Louisville in Jefferson County and the surrounding counties of Henry and Bullitt, and extend south along the Interstate 65 corridor. The Bank serves southern and south central Kentucky from banking centers in Butler, Green, Hart, Edmonson, Barren, Warren, Ohio and Daviess counties. The Bank also has a banking center in Lexington, Kentucky, the second largest city in the state. Limestone Bank is a traditional community bank with a wide range of personal and business banking products and services.

Forward-Looking Statements

Statements in this press release relating to Limestone Bancorp’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “possible,” “seek,” “plan,” “strive” or similar words, or negatives of these words, identify forward-looking statements that involve risks and uncertainties. Although the Company's management believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could be inaccurate. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to: economic conditions both generally and more specifically in the markets in which the Company and its subsidiaries operate; competition for the Company's customers from other providers of financial services; government legislation and regulation, which change from time to time and over which the Company has no control; changes in interest rates; material unforeseen changes in liquidity, results of operations, or financial condition of the Company's customers; and other risks detailed in the Company's filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the control of the Company. See Risk Factors outlined in the Company's Form 10-K for the year ended December 31, 2017.

Additional Information

Unaudited supplemental financial information for the quarter and year ending December 31, 2018, follows.

LIMESTONE BANCORP, INC.
Unaudited Financial Information
(in thousands, except share and per share data)

	Three	Three	Twelve	Twelve
	Months	Months	Months	Months
	Ended	Ended	Ended	Ended
	12/31/18	12/31/17	12/31/18	12/31/17

Income Statement Data
Interest income	$11,741	$9,717	$43,461	$37,522
Interest expense	3,037	1,716	9,790	6,405
Net interest income	8,704	8,001	33,671	31,117
Provision (negative provision) for loan losses	—	(800)	(500)	(800)
Net interest income after provision	8,704	8,801	34,171	31,917

Service charges on deposit accounts	588	636	2,355	2,253
Bank card interchange fees	573	403	1,831	1,521
Bank owned life insurance income	100	103	437	412
Gain (loss) on sales and calls of securities, net	—	293	(6)	288
Other	411	207	1,162	930
Non-interest income	1,672	1,642	5,779	5,404

Salaries & employee benefits	3,923	3,657	15,489	15,090
Occupancy and equipment	915	919	3,586	3,420
Professional fees	201	202	814	978
Marketing expense	247	218	1,114	1,098
FDIC insurance	118	357	557	1,412
Data processing expense	280	325	1,192	1,256
State franchise and deposit tax	272	281	1,118	956
Deposit account related expense	170	250	823	896
Other real estate owned expense	278	1,881	868	1,973
Litigation and loan collection expense	83	58	245	179
Other	835	924	3,320	3,509
Non-interest expense	7,322	9,072	29,126	30,767

Income before income taxes	3,054	1,371	10,824	6,554
Income tax expense (benefit)	614	(31,899)	2,030	(31,899)
Net income	2,440	33,270	8,794	38,453

Weighted average shares – Basic	7,457,206	6,259,864	7,159,723	6,249,059
Weighted average shares – Diluted	7,457,206	6,259,864	7,159,723	6,249,059

Basic earnings per common share	$0.33	$5.31	$1.23	$6.15
Diluted earnings per common share	$0.33	$5.31	$1.23	$6.15
Cash dividends declared per common share	$0.00	$0.00	$0.00	$0.00

LIMESTONE BANCORP, INC.
Unaudited Financial Information
(in thousands, except share and per share data)

	Three	Three	Twelve	Twelve
	Months	Months	Months	Months
	Ended	Ended	Ended	Ended
	12/31/18	12/31/17	12/31/18	12/31/17

Average Balance Sheet Data
Assets	$1,066,216	$960,269	$1,026,310	$947,961
Loans	765,542	695,646	743,352	667,474
Earning assets	1,001,093	916,561	957,454	904,069
Deposits	895,377	862,625	860,825	864,278
Long-term debt and advances	75,339	50,335	75,154	38,057
Interest bearing liabilities	824,300	774,507	799,032	773,247
Stockholders’ equity	89,836	41,397	84,860	37,851

Performance Ratios
Return on average assets	0.91%	13.75%	0.86%	4.06%
Return on average equity	10.78	318.85	10.36	101.59
Yield on average earning assets (tax equivalent)	4.66	4.24	4.55	4.18
Cost of interest bearing liabilities	1.46	0.88	1.23	0.83
Net interest margin (tax equivalent)	3.46	3.50	3.53	3.48
Efficiency ratio	70.57	97.03	73.82	84.91

Loan Charge-off Data
Loans charged-off	$(133)	$(226)	$(616)	$(901)
Recoveries	379	201	1,794	936
Net recoveries (charge-offs)	$246	$(25)	$1,178	$35

Nonaccrual Loan Activity
Nonaccrual loans at beginning of period	$2,692	$5,769	$5,457	$9,216
Net principal pay-downs	(1,124)	(488)	(3,594)	(4,952)
Charge-offs	(28)	(137)	(293)	(665)
Loans foreclosed and transferred to OREO	—	—	(730)	(270)
Loans returned to accrual status	—	—	(77)	(199)
Loans placed on nonaccrual during the period	451	313	1,228	2,327
Nonaccrual loans at end of period	$1,991	$5,457	$1,991	$5,457

Troubled Debt Restructurings (TDRs)
Accruing	$910	$1,217	$910	$1,217
Nonaccrual	—	1,829	—	1,829
Total	$910	$3,046	$910	$3,046

Other Real Estate Owned (OREO) Activity
OREO at beginning of period	$3,750	$6,330	$4,409	$6,821
Real estate acquired	—	—	730	270
Valuation adjustment write-downs	(265)	(1,865)	(850)	(1,963)
Proceeds from sales of properties	—	(55)	(876)	(793)
Gain (loss) on sales, net	—	(1)	72	74
OREO at end of period	$3,485	$4,409	$3,485	$4,409

LIMESTONE BANCORP, INC.
Unaudited Financial Information
(in thousands, except share and per share data)

	Three	Three	Three	Three	Three
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	12/31/18	9/30/18	6/30/18	3/31/18	12/31/17

Income Statement Data
Interest income	$11,741	$11,120	$10,585	$10,015	$9,717
Interest expense	3,037	2,708	2,211	1,834	1,716
Net interest income	8,704	8,412	8,374	8,181	8,001
Provision (negative provision) for loan losses	—	(350)	(150)	—	(800)
Net interest income after provision	8,704	8,762	8,524	8,181	8,801

Service charges on deposit accounts	588	608	591	568	636
Bank card interchange fees	573	411	446	401	403
Bank owned life insurance income	100	100	138	99	103
Gain (loss) on sales and calls of securities, net	—	—	(6)	—	293
Other	411	390	178	183	207
Non-interest income	1,672	1,509	1,347	1,251	1,642

Salaries & employee benefits	3,923	3,893	3,885	3,788	3,657
Occupancy and equipment	915	896	880	895	919
Professional fees	201	186	222	205	202
Marketing expense	247	259	308	300	218
FDIC insurance	118	118	139	182	357
Data processing expense	280	281	307	324	325
State franchise and deposit tax	272	282	282	282	281
Deposit account related expense	170	213	221	219	250
Other real estate owned expense	278	271	237	82	1,881
Litigation and loan collection expense	83	61	48	53	58
Other	835	770	876	839	924
Non-interest expense	7,322	7,230	7,405	7,169	9,072

Income before income taxes	3,054	3,041	2,466	2,263	1,371
Income tax expense (benefit)	614	604	483	329	(31,899)
Net income	$2,440	$2,437	$1,983	$1,934	$33,270

Weighted average shares – Basic	7,457,206	7,455,316	7,424,742	6,285,420	6,259,864
Weighted average shares – Diluted	7,457,206	7,455,316	7,424,742	6,285,420	6,259,864

Basic earnings per common share	$0.33	$0.33	$0.27	$0.31	$5.31
Diluted earnings per common share	$0.33	$0.33	$0.27	$0.31	$5.31
Cash dividends declared per common share	$0.00	$0.00	$0.00	$0.00	$0.00

LIMESTONE BANCORP, INC.
Unaudited Financial Information
(in thousands, except share and per share data)

	As of
	12/31/18	9/30/18	6/30/18	3/31/18	12/31/17

Assets
Loans	$765,244	$757,051	$749,234	$729,432	$712,115
Allowance for loan losses	(8,880)	(8,634)	(8,580)	(8,526)	(8,202)
Net loans	756,364	748,417	740,654	720,906	703,913
Loans held for sale	—	—	—	—	70
Securities available for sale	201,192	184,870	178,896	160,812	152,720
Federal funds sold & interest bearing deposits	28,398	31,761	33,534	30,073	25,966
Cash and due from financial institutions	6,963	5,770	7,013	7,610	8,137
Premises and equipment	14,655	17,027	16,813	16,789	16,789
Premises held for sale	1,050	—	—	—	—
Bank owned life insurance	15,646	15,551	15,456	15,323	15,229
FHLB Stock	7,233	7,233	7,323	7,323	7,323
Other real estate owned	3,485	3,750	4,510	4,385	4,409
Deferred taxes, net	29,282	30,230	30,623	30,997	31,313
Accrued interest receivable and other assets	5,424	5,882	5,699	5,886	4,932
Total Assets	$1,069,692	$1,050,491	$1,040,521	$1,000,104	$970,801

Liabilities and Equity
Certificates of deposit	$450,886	$457,239	$435,454	$431,921	$424,235
Interest checking	94,269	87,407	88,955	92,048	99,383
Money market	171,924	159,499	150,048	150,974	151,388
Savings	34,534	34,320	35,220	35,984	34,632
Total interest bearing deposits	751,613	738,465	709,677	710,927	709,638
Demand deposits	142,618	135,561	136,553	135,984	137,386
Total deposits	894,231	874,026	846,230	846,911	847,024
FHLB advances	46,549	51,591	71,630	26,752	11,797
Junior subordinated debentures	21,000	21,000	21,000	23,025	23,250
Senior debt	10,000	10,000	10,000	10,000	10,000
Accrued interest payable and other liabilities	5,815	5,662	5,262	5,186	6,057
Total liabilities	977,595	962,279	954,122	911,874	898,128

Preferred stockholders’ equity	—	—	—	2,771	2,771
Common stockholders’ equity	92,097	88,212	86,399	85,459	69,902
Total stockholders’ equity	92,097	88,212	86,399	88,230	72,673
Total Liabilities and Stockholders’ Equity	$1,069,692	$1,050,491	$1,040,521	$1,000,104	$970,801

Ending shares outstanding	7,462,720	7,456,590	7,454,993	7,409,864	6,259,864
Book value per common share	$12.34	$11.83	$11.59	$11.53	$11.17
Tangible book value per common share	12.34	11.83	11.59	11.53	11.17

LIMESTONE BANCORP, INC.
Unaudited Financial Information
(in thousands, except share and per share data)

	As of
	12/31/18	9/30/18	6/30/18	3/31/18	12/31/17
Quarterly Performance Ratios
Return on average assets	0.91%	0.93%	0.79%	0.79%	13.75%
Return on average equity	10.78	11.05	8.97	10.71	318.85
Yield on average earning assets (tax equivalent)	4.66	4.56	4.51	4.45	4.24
Cost of interest bearing liabilities	1.46	1.32	1.13	0.96	0.88
Net interest margin (tax equivalent)	3.46	3.45	3.57	3.63	3.50
Efficiency ratio	70.57	72.88	76.13	76.01	97.03

Asset Quality Data
Nonaccrual loans	$1,991	$2,692	$3,170	$4,370	$5,457
Troubled debt restructurings on accrual	910	910	916	922	1,217
Loan 90 days or more past due still on accrual	—	—	—	—	1
Total non-performing loans	2,901	3,602	4,086	5,292	6,675
Real estate acquired through foreclosures	3,485	3,750	4,510	4,385	4,409
Other repossessed assets	—	—	—	—	—
Total non-performing assets	$6,386	$7,352	$8,596	$9,677	$11,084

Non-performing loans to total loans	0.38%	0.48%	0.55%	0.73%	0.94%
Non-performing assets to total assets	0.60	0.70	0.83	0.97	1.14
Allowance for loan losses to non-performing loans	306.10	239.70	209.99	161.11	122.88

Allowance for loan losses to total loans	1.16%	1.14%	1.15%	1.17%	1.15%

Loans by Risk Category
Pass	$745,604	$736,193	$720,446	$695,507	$673,033
Watch	13,164	12,314	19,091	17,938	25,715
Special Mention	113	114	115	162	164
Substandard	6,363	8,430	9,582	15,825	13,203
Doubtful	—	—	—	—	—
Total	$765,244	$757,051	$749,234	$729,432	$712,115

Loans by Past Due Status
Past due loans:
30 – 59 days	$1,593	$1,492	$1,134	$6,402	$1,478
60 – 89 days	331	929	538	472	171
90 days or more	—	—	—	—	1
Nonaccrual loans	1,991	2,692	3,170	4,370	5,457
Total past due and nonaccrual loans	$3,915	$5,113	$4,842	$11,244	$7,107

Risk-based Capital Ratios - Company
Tier I leverage ratio	9.00%	8.91%	8.70%	9.18%	7.11%
Common equity Tier I risk-based capital ratio	9.44	9.21	8.92	8.98	6.92
Tier I risk-based capital ratio	11.08	10.83	10.41	11.03	8.44
Total risk-based capital ratio	12.23	12.07	11.76	12.56	10.55

Risk-based Capital Ratios – Limestone Bank
Tier I leverage ratio	9.60%	9.51%	9.37%	9.31%	8.70%
Common equity Tier I risk-based capital ratio	11.83	11.56	11.23	11.18	10.35
Tier I risk-based capital ratio	11.83	11.56	11.23	11.18	10.35
Total risk-based capital ratio	12.88	12.60	12.26	12.43	11.61

FTE employees	214	215	217	214	217

Non-GAAP Financial Measures Reconciliation

The efficiency ratio is a non-GAAP measure of expense control relative to revenue from net interest income and fee income. The efficiency ratio is calculated by dividing total non-interest expenses as determined under GAAP by net interest income and total non-interest income, but excluding net gains on the sale of securities from the calculation. Management believes this provides a reasonable measure of primary banking expenses relative to primary banking revenue.

	Three Months Ended
	12/31/18	9/30/18	6/30/18	3/31/18	12/31/17
Efficiency Ratio	(in thousands)

Net interest income	$8,704	$8,412	$8,374	$8,181	$8,001
Non-interest income	1,672	1,509	1,347	1,251	1,642
Less: Net gain (loss) on securities	—	—	(6)	—	293
Revenue used for efficiency ratio	10,376	9,921	9,727	9,432	9,350
Non-interest expense	7,322	7,230	7,405	7,169	9,072

Efficiency ratio	70.57%	72.88%	76.13%	76.01%	97.03%

	Twelve Months Ended
	12/31/18	12/31/17
Efficiency Ratio	(in thousands)

Net interest income	$33,671	$31,117
Non-interest income	5,779	5,404
Less: Net gain (loss) on securities	(6)	288
Revenue used for efficiency ratio	39,456	36,233
Non-interest expense	29,126	30,767

Efficiency ratio	73.82%	84.91%

CONTACT:
John T. Taylor
Chief Executive Officer
(502) 499-4800